Exhibit 99.1

NEWS RELEASE

For more information contact:

Michael J. Kraupp

VP Finance and Treasurer

St. George, UT 84790

Telephone: (435) 634-3203

Fax: (435) 634-3205

FOR IMMEDIATE RELEASE: August 4, 2010

SKYWEST, INC. MAKES PROPOSAL TO ACQUIRE EXPRESSJET HOLDINGS, INC.

St. George, Utah—SkyWest, Inc. (NASDAQ:SKYW) (“SkyWest”) announced today that it has entered into a definitive merger agreement with ExpressJet Holdings, Inc. (NYSE: XJT)(“ExpressJet”), whereby Atlantic Southeast Airlines, Inc., SkyWest’s wholly-owned subsidiary (“Atlantic Southeast”), will acquire all of the outstanding shares of common stock of ExpressJet Holdings, Inc. (“ExpressJet”) for $6.75 per share in cash, representing a net purchase price of approximately $133 million after giving effect for shares already owned by Atlantic Southeast.  ExpressJet’s primary operating entity is ExpressJet Airlines, Inc. (“ExpressJet Airlines”).  The definitive merger agreement has been unanimously approved by the SkyWest and ExpressJet boards of directors.  The transaction is not subject to financing conditions, but is subject to receipt of certain regulatory approvals, approval of ExpressJet stockholders and other customary conditions.  The parties currently anticipate that the transaction will close during the fourth quarter of 2010.

Atlantic Southeast has negotiated the principal terms of a new, long-term, capacity purchase agreement with Continental Airlines, Inc. (“Continental”), which is intended to become effective upon consummation of the ExpressJet merger.  Upon completion of the merger, ExpressJet will become a wholly-owned subsidiary of Atlantic Southeast, with the intention of combining the operations of ExpressJet Airlines and Atlantic Southeast, subject to receipt of necessary regulatory approvals, and utilizing Atlantic Southeast’s existing facilities in Atlanta, Georgia as the operating headquarters of the combined company.  The parties anticipate that both airlines will continue to operate under separate airline operating certificates until the regulatory process can be completed for combining the airlines under a single operating certificate.  Pending receipt of that single operating certificate, Atlantic Southeast intends to transition certain existing ExpressJet support functions to Atlantic Southeast and SkyWest upon consummation of the transaction.  Atlantic Southeast and SkyWest believe that ExpressJet employees and passengers will benefit from the merger by building greater efficiencies of scale and capitalizing on growth opportunities.

“We are extremely pleased to reach this definitive merger agreement with ExpressJet and look forward to the consummation of the transaction,” said Bradford R. Rich, SkyWest, Inc.’s Executive Vice President and Chief Financial Officer. “We also look forward to the integration of these two successful airlines and employee work groups and hope to create integration benefits that will solidify the long-term future of each of these airlines in a very competitive industry,” he continued.

SkyWest utilized Raymond James & Associates as investment bankers and the services of Parr Brown Gee and Loveless as its legal advisors.

CONFERENCE CALL

In connection with its previously-announced conference call to discuss its second quarter financial and operating results, scheduled for today, August 4, 2010 at 11:00 a.m. Eastern time, SkyWest will also discuss the principal terms of the ExpressJet merger agreement and respond to questions from call participants.

The call-in number for domestic callers is 1-866-524-3160

The call-in number for international callers is 1-412-317-6760

The call-in number for Canada callers is 1-866-605-3852

The conference ID # is 442655

Please call ten minutes before the scheduled hour to insure a prompt starting time.  If you have any questions, please contact Tevya Hilsmann at (435) 634-3203.

Interested parties can also access the webcast and a slide presentation via PR Newswire at:

http://www.videoneswire.com/event.asp?id =70788

In addition, a digital rebroadcast of the conference call will be available after 12:30 p.m. Eastern time on August 4, 2010 through 9:00 a.m. Eastern time, on August 18, 2010.  Domestic callers can access the rebroadcast by dialing 1-877-344-7529; international callers can access the rebroadcast by dialing 1-412-317-0088.  The conference ID for the rebroadcast is 442655.  Your participation is welcomed and appreciated.

ABOUT SKYWEST, INC.

Atlantic Southeast, based in Atlanta, Georgia, and SkyWest Airlines, Inc., (“SkyWest Airlines”) based in St. George, Utah, are wholly-owned subsidiaries of SkyWest.  Atlantic Southeast operates as a Delta Connection carrier under a contractual agreement with Delta Air Lines (“Delta”) and as a United Express carrier under a contractual agreement with United Air Lines (“United”).  SkyWest Airlines operates as United Express and Delta Connection carriers under contractual agreements with United and Delta, respectively.  SkyWest Airlines also has a marketing agreement with AirTran Airways, Inc.  System-wide, SkyWest currently serves a total of approximately 225 cities in the United States, Canada, Mexico and the Caribbean, with approximately 2,800 daily departures.  This press release and additional information regarding SkyWest can be accessed at www.skywest.com.

ABOUT EXPRESSJET

ExpressJet operates several divisions designed to leverage the management experience, efficiencies and economies of scale present in its subsidiaries, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines serves 134 scheduled destinations in North America and the Caribbean with approximately 1,200 departures per day.  Operations include capacity purchase agreements for United and Continental, as well as providing clients customized 50-seat charter options; and supplying third-party aviation and ground handling services.  For additional information regarding ExpressJet, visit www.expressjet.com.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the proposed combination of the companies, as well as the future operating and financial results of SkyWest, Atlantic Southeast and ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the risk that the transaction contemplated by the merger agreement will not close; the risk that, if the proposed transaction does close, the operations of Atlantic Southeast and ExpressJet will not be integrated successfully or at all; the parties’ ability to obtain regulatory approvals necessary to complete the proposed transaction and implement Atlantic Southeast’s intended business strategy; the ability of the combined company to realize potential synergies and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; approval of the proposed transaction by ExpressJet stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

Actual operational and financial results of SkyWest, Atlantic Southeast and ExpressJet will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, Atlantic Southeast and ExpressJet and their major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest, Atlantic Southeast or ExpressJet operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest and Atlantic Southeast; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2009, entitled “Risk Factors.”

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of SkyWest or ExpressJet.  If any such offer is commenced by SkyWest, SkyWest will file and deliver all forms, notices and documents required under state and federal law.  This announcement does not constitute a solicitation of any vote or approval.

In connection with the proposed transaction, ExpressJet has agreed to file with the Securities and Exchange Commission (“SEC”) a proxy statement.  SkyWest and ExpressJet also plan to file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about SkyWest and ExpressJet, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by SkyWest will be available free of charge on SkyWest’s website at www.skywest.com under the tab “Investor Relations” or by contacting SkyWest’s Investor Relations Department at (435) 634-3203.  Copies of the documents filed with the SEC by ExpressJet will be available free of charge on ExpressJet’s website at www.expressjet.com under the tab “Investors” or by contacting ExpressJet’s Investor Relations Department at (832) 353-1409.

SkyWest and ExpressJet and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ExpressJet stockholders in connection with the proposed transaction.  Information about the directors and executive officers of ExpressJet is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010.  Information about the directors and executive officers of SkyWest is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.